Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8: No. 2-72586, No.2-60029, No. 33-39089, No. 33-40505, No. 33-54686, No. 33-54690, No. 33-56021, No. 333-00417, No. 333-12337, No. 333-36265, No. 333-68285, No. 333-72921, No. 333-76523, No. 333-47508, No. 333-59292, No. 333-88470, No. 333-90414, No. 333-103128, No. 333-105934, No. 333-129986, No. 333-136295, No. 333-147986 and No. 333-151560 of our report dated March 27, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard), relating to the financial statements of The Gap, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2009.

/s/ Deloitte & Touche LLP

San Francisco, California

March 27, 2009